Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 24, 1999 relating to the financial statements and financial statement schedule of Marketing Services Group, Inc., which appears in Marketing Services Group, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the incorporation by reference in such Registration Statement of our report dated July 22, 1999, relating to the financial statements of CMG Direct Corporation which appears in Marketing Services Group Inc.'s Current Reports on Form 8-K/A dated May 13, 1999.



                                                /s/PricewaterhouseCoopers
New York, New York                              -------------------------
January 13, 2000